As filed with the Securities and Exchange Commission on February 26, 2024
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)
California (State or other jurisdiction of incorporation or organization)	95-4676679 (IRS Employer Identification No.)
630 East Foothill Boulevard
San Dimas, California 91773
(909) 394-3600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Eva G. Tang
Senior Vice President-Finance, Chief Financial Officer, Treasurer and Corporate Secretary
630 East Foothill Boulevard
San Dimas, California 91773
(909) 394-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Stephen Antion
Justin Reinus
Winston & Strawn LLP
333 S. Grand Avenue, 38th Floor
Los Angeles, California 90071
(213) 615-1700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
AMERICAN STATES WATER COMPANY
Common Shares
We may offer and sell, at any time and from time to time, in one or more offerings, shares of our common shares.
This prospectus provides a general description of our common shares and the manner in which they may be offered. The specific prices and terms of our common shares to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest.
We may offer our common shares for sale to or through underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. The applicable prospectus supplement for each offering of our common shares will describe in detail the plan of distribution for that offering, including any required information about the firms we use and the discounts or commissions we may pay them for their services.
Our common shares are listed on the New York Stock Exchange under the symbol “AWR.” On February 23, 2024, the last reported sales price of our common shares on the New York Stock Exchange was $72.18 per share.
Our principal executive office is located at 630 East Foothill Boulevard, San Dimas, California 91773, telephone number: (909) 394-3600.
Investing in our common shares involves risks. You should carefully read and consider the risk factors included in our reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of common shares and in any other documents we file with the Securities and Exchange Commission. See the section entitled “Risk Factors” beginning on page 6 of this prospectus, in our other filings with the Securities and Exchange Commission and in any applicable prospectus supplement to read about factors you should consider before buying our common shares.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2024.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement, and in other offering material, including free writing prospectuses, if any, or information contained in documents which you are referred to by this prospectus or any prospectus supplement, or in other offering material, if any. We have not authorized anyone to provide you with different information. We are not offering to sell our common shares in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of our common shares. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of our common shares pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell in one or more offerings from time to time an indeterminate amount of our common shares described in this prospectus.
This prospectus provides you with only a general description of our common shares that we may offer. It is not meant to be a complete description of our common shares. Each time we sell our common shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of our common shares being offered. The prospectus supplement may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. You should read this prospectus, any prospectus supplement, the documents incorporated by reference herein or therein, and any other offering material (including any free writing prospectus) prepared by or on our behalf for a specific offering of our common shares, together with the additional information described in the section entitled “Where You Can Find More Information.” If there is any inconsistency between this prospectus and the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.
Unless otherwise specified, or the context otherwise requires, the references to “AWR,” “our company,” “the Company,” “us,” “we” and “our” refer to American States Water Company together with its subsidiaries. When we refer to “you”, we mean all purchasers of our common shares being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of our common shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the current views of our senior management with respect to future events and our financial performance. These statements include forward-looking statements with respect to our business and industry in general. Statements that include the words “expect,” “intend,” “believe,” “estimate,” “may,” “can,” “will,” “should,” “could,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.
Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following:
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the impact of laws, regulations and policies of regulatory agencies or the U.S. government applicable to water, wastewater and electric utility operations;

•
ability of our subsidiaries, Golden State Water Company, or GSWC, Bear Valley Electric Service, Inc., or BVES, to recover their respective costs through regulated rates, including increased costs associated with addressing climate change risks, such as drought and wildfires in California, costs incurred in connection with complying with water quality regulations, and increased costs of operation and maintenance due to inflation, supply chain disruptions and increases in interest rates, while facing an increase in customer rate increase opposition and possible reluctance from the California Public Utilities Commission (the “CPUC”) to pass all such costs to the customers;

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customer dissatisfaction due to rising rates needed to recover the costs of replacing aging infrastructure, address climate change risks, comply with water quality, renewable energy and greenhouse gas regulation;

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all of our contracts for providing services on military bases are provided to the U.S. government under long-term, fixed-price contracts subject to annual economic price adjustments;

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all contracts for providing services on military bases may be terminated or suspended at any time by the government;

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Our subsidiary, American States Utility Services, Inc., or ASUS, is subject to potential government audits or investigations of its business practices and compliance with government procurement statutes and regulations that could result in fines and penalties;

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GSWC and BVES are subject to potential audit and investigations by the CPUC for failure to comply with regulations applicable to public utilities, including failure to comply with state and federal water quality requirements, wildfire mitigation plans, renewable energy legislation, greenhouse gas regulations and other climate related regulations that could result in fines and penalties;

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we compete with other companies in bidding on providing utility services on military bases which involves estimating costs and potential profits that may not be realized;

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the impact of water quality and wastewater quality regulations on military bases;

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asset or business acquisitions may not yield the anticipated benefits;

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the impact of climate change and extreme weather events, including droughts, storms, high wind events, wildfires, flash flooding and other natural disasters, and the effects they could have on our operations;

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our assets at our regulated utilities are subject to condemnation by municipalities and other governmental subdivisions;

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increases in the costs of obtaining and complying with the terms of franchise agreements;

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damage to our reputation or adverse publicity may lead to increased regulatory oversight or sanctions;

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costs and effects of legal and administrative proceedings, settlements, investigations and claims;

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our ability to control operation and maintenance costs within the amounts that have been approved in rates or estimated in our military base contracts;

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the outbreak of pandemics, such as COVID-19, and other events that may cause region-wide, statewide, nationwide or even global disruption, which could impact our businesses, operations, cash flows or financial results;

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the inherent risk of damage to private property and injury to employees and the general public involved in the generation, transmission and distribution of electricity, the handling of hazardous materials and equipment, and being in close proximity to public utility construction and maintenance operations;

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the impact of groundwater contamination and the increasing costs associated with treatment and mitigation;

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risks of incurring losses not covered by insurance or recoverable in rates;

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the adequacy of water supplies due to fluctuations of weather, climate change, and other uncontrollable factors;

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the impact that water conservation efforts may have on GSWC’s operations and costs incurred;

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changes in electricity and natural gas prices in California;

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failure to make accurate estimates about financing and accounting matters;

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changes in accounting, public utility, environmental and tax laws and regulations affecting our businesses;

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changes in fair value of investments and other assets;

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the performance of subcontractors engaged to assist us in the performance of contracted services on military bases;

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incomplete or delayed reimbursement from the U.S. government and delays in obtaining decisions from the CPUC on regulated public utility rates that can adversely impact our financial condition and liquidity;

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physical security of our critical assets, personnel and data critical to our business, employees, customers and vendors;

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cybersecurity incidents that could disrupt critical information technology systems, resulting in the loss of financial and other information critical for operations and the breach of confidential information of our customers, employees and vendors;

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our ability to attract, retain, train, motivate, develop, and transition key employees;

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the failure of our employees to maintain required certifications and licenses or to complete required compliance training;

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changes in interest rates and our ability to borrow funds and access bank and capital markets on reasonable terms;

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the impact of inflation and supply chain disruptions on our operational costs and costs of capital that may not be recovered in rates for our regulated utilities and through economic price adjustments for our military bases;

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results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, delays in receiving general rate case decisions from the CPUC, and general market and economic conditions;

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actions by credit rating agencies to downgrade AWR or GSWC’s credit ratings or to place those ratings on negative outlook;

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our ability to finance the significant capital expenditures required by our operations, which are increasing;

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volatility in the price of our common shares;

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declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans and other post-retirement benefit plans;

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our reliance on cash flow from our subsidiaries to meet our financial obligations and to pay dividends on our common shares;

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the geographic concentration of our operations in California; and

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other risks and uncertainties described from time to time in our filings with the SEC.

Although we believe that the expectations reflected in the forward-looking statements are reasonable based on our current knowledge of our business and operations, we cannot guarantee future results, levels of activity, performance or achievements. The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements, including those made under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Any forward-looking statements you read in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference reflect our views as of their respective dates and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements and you should carefully consider all of the factors identified in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference that could cause actual results to differ. Forward-looking statements speak only as of the date they are made and AWR expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

AMERICAN STATES WATER COMPANY
We are the parent company of GSWC, BVES, American States Utility Services, Inc., or ASUS, and its wholly-owned subsidiaries (Fort Bliss Water Services Company, Terrapin Utility Services, Inc., Old Dominion Utility Services, Inc., Palmetto State Utility Services, Inc., Old North Utility Services, Inc., Emerald Coast Utility Services, Inc., Fort Riley Utility Services, Inc., Patuxent River Utility Services LLC, and Bay State Utility Services LLC). AWR, through its wholly owned subsidiaries, serves over one million people in ten states.
GSWC and BVES are both California public utilities. GSWC is engaged in the purchase, production, distribution and sale of water throughout California serving 264,093 customer connections as of December 31, 2023. BVES distributes electricity in several San Bernardino County mountain communities in California serving 24,777 customer connections as of December 31, 2023. The CPUC regulates GSWC’s and BVES’s businesses in matters including properties, rates, services, facilities, and transactions between GSWC, BVES, and their affiliates.
ASUS, through its wholly owned subsidiaries, operates, maintains and performs construction activities (including renewal and replacement capital work) on water and/or wastewater systems at various U.S. military bases pursuant to initial 50-year firm fixed-price contracts. These contracts are subject to annual economic price adjustments and modifications for changes in circumstances, changes in laws and regulations, and additions to the contract value for new construction of facilities at the military bases. ASUS may also, from time to time, perform construction services on military bases as a subcontractor or pursuant to task order agreements. The contract serving Joint Base Cape Cod, Massachusetts is currently the only task order agreement with the U.S. government. The task order agreement has a term of 15 years.
There is no direct regulatory oversight by the CPUC over AWR or the operations, rates or services provided by ASUS or any of its wholly owned subsidiaries.
We were incorporated in California in 1998. Our principal executive office is located at 630 East Foothill Boulevard, San Dimas, California 91773, and our telephone number is (909) 394-3600. Our website address is www.aswater.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS
Investing in our common shares involves risks. Before you make a decision to buy our common shares, in addition to the risks and uncertainties discussed under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our common shares could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of our common shares offered by us under this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description briefly summarizes certain information regarding our capital stock. This information does not purport to be complete and is subject in all respects to the applicable provisions of the California Corporations Code, our Amended and Restated Articles of Incorporation, as amended (our “Articles of Incorporation”) and our Bylaws (our “Bylaws”). Copies of our Articles of Incorporation and Bylaws have been previously filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
General
Our authorized capital stock consists of 60,000,000 common shares of which 36,988,764 shares were issued and outstanding as of February 20, 2024, and 150,000 preferred shares, none of which were issued and outstanding as of February 20, 2024. As of that same date, we had approximately 1,854 holders of record of our common shares. The number of holders of record is based upon the actual number of holders registered at such date and does not include holders of shares in “street name” or persons, partnerships, associates, corporations, or the entities in security position listings maintained by depositories.
Common Shares
Dividends
Common shareholders are entitled to receive dividends as may be declared by the board of directors of AWR (the “Board”) out of funds legally available. Our Articles of Incorporation do not restrict our ability to pay dividends. However, certain of our agreements governing our indebtedness contain restrictions on our ability to declare and pay dividends under certain limited circumstances.
We currently obtain funds to pay dividends on our common shares principally from dividends paid by our subsidiaries. ASUS and its subsidiaries are not subject to any contractual restrictions on their ability to pay dividends. GSWC and BVES have credit agreements that contain restrictions on their ability to declare and pay dividends under certain limited circumstances. Our ability to pay dividends to common shareholders and the ability of our subsidiaries to pay dividends are also generally subject to restrictions imposed by the laws of the state in which the subsidiary is incorporated. Additional information on these restrictions can be found in AWR’s most recent Form 10-K or 10-Q filing with the SEC, which are incorporated herein by reference.
We have paid cash dividends on our common shares quarterly since our formation as a holding company in 1998. Prior to this, GSWC (previously known as Southern California Water Company) had paid dividends on its common shares since 1931. We intend to continue our practice of paying quarterly cash dividends. However, the payment, amount and timing of dividends are dependent upon future earnings, our financial requirements and those of our subsidiaries and other factors considered relevant by the Board.
Board of Directors
The Board is classified. Under the terms of our Bylaws, the authorized number of directors must be at least six but no more than 11. Under the terms of the Articles of Incorporation, if the authorized number of directors is less than nine and our common shares are listed on the New York Stock Exchange (the “NYSE”), the Board will be divided into two classes. If the authorized number of directors is nine or more and our common shares are listed on the NYSE, the Board will be classified into three classes. If our common shares cease to be listed on the NYSE, the Board will no longer be classified. The Board is currently divided into three classes. One class of directors is elected annually.
Each class of the Board must be approximately equal in size to the other classes. However, in the event that there is a change in the authorized number of directors, each continuing director will continue as a director of the class to which he or she is a member until the expiration of his or her term or his or her prior death, resignation or removal. All vacancies, except those resulting from a removal of a director, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Advance Notice Bylaws
In order for a shareholder to bring business before a shareholders’ meeting or nominate a director, the shareholder must give timely notice in proper written form to our secretary, be a record owner of our common shares at the time of giving such notice and otherwise comply with the procedures set forth in our Bylaws and the Securities Exchange Act of 1934 (“Exchange Act”). In order for a notice to be timely, it must be given not less than 90 days nor more than 110 days prior to the first anniversary of the preceding year’s annual meeting if the notice is for an annual meeting. If the annual meeting date is changed by more than 30 days from the anniversary date of the annual meeting, a notice will be timely if received within ten days following the earlier of the date on which notice of the meeting was mailed to shareholders or public disclosure of the date of the annual meeting is made.
In addition, any shareholder bringing business before a shareholders’ meeting or nominating a director must be present or represented by a qualified representative at such meeting. A “qualified representative” is any duly authorized officer, manager or partner of a shareholder or any person authorized by a writing executed by such shareholder and delivered to us at least 48 hours prior to the shareholders’ meeting stating that such person is authorized to act on the shareholder’s behalf.
Voting Rights
Each common shareholder is entitled to one vote per share. Under California law and our Bylaws, common shareholders have cumulative voting rights with respect to the election of directors, if certain conditions are met. No shareholder will be entitled to cumulate votes for any candidate or candidates unless such candidate or candidates’ names have been placed in nomination prior to the voting and a shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The existence of a classified board along with cumulative voting may make it more difficult for a shareholder owning a significant amount of the Company’s common shares to effect a change in the majority of the board than would be the case if cumulative voting did not exist.
We may not take any of the following actions without the approval of a majority of the Continuing Directors or a vote of 66 2/3% of our outstanding shares:
(a)
Subject to clause (c) below, sell, convey, lease or otherwise dispose of all or substantially all of its assets, property, assets or business;

(b)
Approve the sale, conveyance, lease or other disposition by any subsidiary of all or substantially all of the assets, property or business of the subsidiary;

(c)
Sell transfer, convey or otherwise dispose of more than a majority of the outstanding capital stock of a subsidiary if such subsidiary holds 50% or more of our consolidated assets, other than to an entity the majority of the voting power of the capital stock or equity interest of which is owned and controlled by us;

(d)
Consolidate or merge with or into any other corporation or other business entity, except, if immediately after such consolidation or merger, our shareholders immediately prior to such consolidation or merger will own more than 60% of the voting power of the outstanding capital stock or other equity interests of the surviving entity; or

(e)
Approve the consolidation or merger of any subsidiary with or into any other corporation or business entity if such subsidiary holds assets accounting for 50% or more of our consolidated assets.

A “Continuing Director” means any member of the Board who is not an Acquiring Person or an affiliate or associate of an Acquiring Person or a representative of either of them and either was a member of the Board prior to the time any person became an Acquiring Person or, if the person became a member of the Board subsequent to the time any person became an Acquiring Person, such member’s nomination or renomination was recommended or approved by a majority of the Continuing Directors. An “Acquiring Person” is a person or entity who, either alone, or together with all associates and affiliates of such person or entity, is an owner of 20% or more of our common shares, unless such person or entity is an Exempt Person or such person or entity acquires 20% or more of our voting stock in connection with a transaction or series of transactions approved prior to such transaction or transactions by the Board. An “Exempt Person” is the Company, any majority owned subsidiary of AWR or any employee benefit or stock plan of AWR or any trust established or holding shares for such a plan.
Amendments to Articles of Incorporation and Bylaws
Under California law, except as otherwise provided in our Articles of Incorporation, an amendment may be approved to our Articles of Incorporation by a majority of our outstanding common shares entitled to vote and by the Board, and an amendment to the Bylaws may generally only be approved by either a majority of our outstanding common shares entitled to vote or by the Board. Under our Articles of Incorporation, amendments to the provisions of our Articles of Incorporation relating to the classification of directors, supermajority voting and acquisitions and dispositions of the type described above in the second paragraph under “Voting Rights” may only be approved by the Board and an affirmative vote of 66 2/3% of our outstanding shares. Except as expressly provided in the California Corporations Code, an amendment to our Bylaws relating to calling special meetings, proper business for shareholder meetings and number of directors may only be approved by a majority of the Board or 66 2/3% of our outstanding shares.
Other Matters
Special meetings of our shareholders may be called only by the Board, the chair of the Board, our chief executive officer or if there is no chief executive officer our president, or by the holders of shares entitled to cast at least ten percent of the votes at the meeting.
Subject to the preferential rights of any preferred shareholders, upon the liquidation, dissolution or winding up of AWR, we will ratably distribute our assets legally available for distribution to holders of our common shares. Common shareholders have no preemptive or other subscription or conversion rights and no liability for further calls upon their shares. The common shares are not subject to assessment.
None of our common shares are subject to any sinking fund provisions.
The common shares are listed on the NYSE under the symbol “AWR.” The transfer agent and registrar for AWR’s common shares is Computershare Investor Services.
Preferred Shares
Our Articles of Incorporation provide that preferred shares may be issued from time to time in one or more series. Our Board is authorized to issue such preferred shares in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, rights and qualifications, limitations or restrictions of such series. The Board may determine any or all of the following:
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the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

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the voting powers, if any, and whether such voting powers are full or limited in such series;

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the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

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whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates, conditions and preferences of dividends on such series;

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the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

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the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of shares of the Company, at such price or prices or at such rate or rates of exchange and with such adjustments applicable thereto;

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the right, if any, to subscribe for or to purchase any securities of the Company;

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the provisions, if any, of a sinking fund applicable to such series; and

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any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

Pursuant to our Articles of Incorporation, our Board is able, without shareholder approval, to issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of our common shares and could have anti-takeover effects. The ability of our Board to issue preferred shares without shareholder approval could have the effect of delaying, deferring, or preventing a change of control of us or the removal of existing management.
Anti-Takeover Provisions
Certain Provisions of State Law
Certain provisions of state law may delay or make more difficult acquisitions or changes in control of our company. Certain of these provisions are summarized below.
Under California law, generally, if a tender offer or a written proposal for approval of a reorganization of a corporation or a sale of substantially all of its assets is made by an “interested party” (an “Interested Party Proposal”), the person making the offer must deliver an affirmative opinion to each shareholder in writing as to the fairness of the consideration to be received by the shareholders. If a tender offer or written proposal for a reorganization of a corporation or a sale of substantially all of its assets is made by any person other than the “interested party” at least 10 days prior to the date for acceptance of the Interested Party Proposal (a “Later Proposal”), the shareholders must be informed of the Later Proposal, forwarded any written material provided in connection with the Later Proposal, and be afforded a reasonable opportunity to withdraw any vote, consent, proxy, or tendered shares previously given before the vote or consent on the Interested Party Proposal becomes effective or the purchase of shares pursuant to the Interested Party Proposal becomes effective.
The term “interested party” means a person who is a party to the transaction and who:
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directly or indirectly controls the corporation that is the subject of the tender offer or proposal;

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is, or is directly or indirectly controlled by, an officer or director of the corporation; or

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is an entity in which a material financial interest is held by any director or executive officer.

In addition, it may be necessary for a person that acquires control, either directly or indirectly, of a public utility to obtain prior approval of the utility regulatory commissions in certain states that we operate in. A business combination involving the company may result in the acquisition of control of our public utility subsidiaries.
Certain Provisions of our Articles of Incorporation and Bylaws
Provisions of our Articles of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in control of us or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interest. Among other things, our Articles of Incorporation and Bylaws:
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provide that all vacancies, except those resulting from a removal of a director, may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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provide that shareholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a shareholder who was a shareholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our corporate secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the annual meeting and has complied with the other provisions of our advance notice bylaws;

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provide cumulative voting rights in certain specified situations in connection with director elections, thereby preventing the holders of more than 50% of our common shares from electing all directors standing for election in such situations;

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provide that, so long as our common shares are listed on the NYSE, the directors will be classified into two or three classes (depending on the number of directors) as nearly equal in number as possible, each holding office for a term expiring at the annual meeting of shareholders held in the second or third year (depending on the number of directors) following the year of their election;

•
provide that special meetings of our shareholders may be called only by the Board, the chairman of the Board, our chief executive officer, or by the holders of shares entitled to cast at least ten percent of the votes at the meeting;

•
provide that amendments to the provisions of our Articles of Incorporation relating to the classification of directors, supermajority voting and acquisitions and dispositions of the type described above in the second paragraph under “Voting Rights” may only be approved by the Board and an affirmative vote of 66 2/3% of our outstanding shares; and

•
provide that, except as expressly provided in the California Corporations Code, an amendment to the provisions of our Bylaws relating to calling special meetings, proper business for shareholder meetings and the number of directors may only be approved by a majority of the Board or 66 2/3% of our outstanding shares.

Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Computershare Investor Services.
Listing
Our common shares are listed on the NYSE under the symbol “AWR.”

PLAN OF DISTRIBUTION
We may sell our common shares offered by this prospectus in any one or more of the following ways from time to time:
•
directly to investors, including through a specific bidding, auction or other process;

•
to investors through agents;

•
directly to agents;

•
to or through brokers or dealers;

•
to the public through underwriting syndicates led by one or more managing underwriters;

•
to one or more underwriters acting alone for resale to investors or to the public;

•
through a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

We may also sell our common shares offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.
The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price of our common shares and the proceeds to us from the sale;

•
any over-allotment options under which the underwriters may purchase additional common shares from us;

•
any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•
any public offering price; or

•
any discounts or concessions allowed or reallowed or paid to dealers.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with our common shares offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.
The distribution of our common shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies.
In connection with the sale of our common shares, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from purchasers of our common shares for whom they may act as agent. Underwriters may sell our common shares to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.
We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation paid to underwriters or agents in connection with the offering of our common shares, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the distribution of our common shares may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of our common shares may be deemed to be underwriting discounts and commissions under the Securities

Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
Any common shares sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance.
In connection with an offering, the underwriters may purchase and sell our common shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of our common shares than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of our common shares while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased our common shares sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of our common shares. As a result, the price of our common shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in our common shares in an offering in which they sell more common shares than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing our common shares in the open market.
Underwriters, dealers or agents that participate in the offer of our common shares, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to American States Water Company’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
LEGAL MATTERS
The validity of our common shares offered hereby will be passed upon for us by Winston & Strawn LLP, Los Angeles, California. Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
American States Water Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including AWR, that file electronically with the SEC. The public can obtain any document that AWR files electronically with the SEC at www.sec.gov.
Our website address is located at www.aswater.com. We make available free of charge our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports and other information filed with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus.
We have filed with the SEC a registration statement on Form S-3 relating to our common shares. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.
We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the termination of any offering, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto, unless specifically referenced below.
•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024;

•
Our Current Reports on Form 8-K filed with the SEC on February 9, 2024; and

•
The description of our common shares contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 21, 2024.

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the documents incorporated by reference into this prospectus (including any exhibits that are specifically incorporated by reference in those documents) at no cost upon written or oral request. Any such request can be made by writing or calling us at the following address and telephone number:
American States Water Company
630 East Foothill Boulevard
San Dimas, California 91773
Attn: Corporate Secretary
(909) 394-3600

AMERICAN STATES WATER COMPANY
Common Shares
PROSPECTUS
February 26, 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses to be borne by the registrant in connection with the offerings described in this Registration Statement.
Registration fee	$	*
NYSE listing fee		**
FINRA filing fee		**
Printing fees		**
Accounting fees and expenses		**
Legal fees and expenses		**
Transfer agent fees and expenses		**
Miscellaneous		**
Total		**

*
Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.

**
These fees are calculated based on the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
We are incorporated under the laws of the State of California. Section 317 of the California Corporations Code provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.
Section 317 also provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.
Article V of our Articles of Incorporation authorizes us to provide indemnification of our directors, officers, employees and other agents or persons who are or were serving at our request as directors, officers, employees or agents of another corporation or other enterprise through bylaw provisions, agreements, votes of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317, subject only to the limitations set forth in Section 204 of the California Corporations Code.
Article VI of our Bylaws contains provisions implementing the authority granted in Article V of our Articles of Incorporation. Our Bylaws provide for the indemnification of our directors or officers, or any person acting at our request as a director, officer, employee or agent of another corporation or other enterprise, including a Company-sponsored employee benefit plan, for any threatened or pending action, suit or proceeding to the fullest extent permitted by California law and our Articles of Incorporation; provided that we are not liable to indemnify any director or officer or make any advances with respect to any proceeding against a director or officer: (i) as to which we are prohibited by applicable law from paying as an indemnity; (ii) with respect to expenses of defense or investigation, if such expenses were or are incurred without our consent (which consent may not be unreasonably withheld); (iii) for which payment is actually made to the director or officer under a valid and collectible insurance policy maintained by us, except in respect of any excess beyond the amount of payment under such insurance; (iv) for which payment is actually made to the director or officer under an indemnity by us other than pursuant to our Bylaws, except in respect of any excess beyond the amount of payment under such indemnity; (v) based upon or attributable to the director or officer gaining in fact any personal profit or advantage to which he or she was not legally entitled; (vi) for an accounting of profits made from the purchase or sale by the director or officer of our common shares pursuant to the provisions of Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any federal, state or local statutory law; or (vii) based upon acts or omissions involving intentional misconduct or a knowing and culpable violation of law. Indemnification covers all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by the indemnified person in connection with the action, suit or proceeding.
We have purchased directors and officers insurance policies to provide protection against certain liabilities of the directors and officers. We have also entered into written agreements with each of our directors and certain officers that require us to indemnify such persons against any and all expenses (including attorneys’ fees), judgments, fines, penalties, settlements and other amounts incurred in connection with any action, suit, proceeding, or investigation, whether threatened, pending or completed, to which such person may be made a party by reason of the fact that such person is or was our director or officer, provided that such person acted in good faith and in a manner that such person reasonably believed was to be in our best interests.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16.   List of Exhibits.
1.1*	Form of Underwriting Agreement.
4.1	Amended and Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 19, 2013).
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on November 6, 2023).
5.1	Opinion of Winston & Strawn LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page hereto).
107	Filing Fee Table

*
To be filed by amendment or as an exhibit to a document incorporated by reference into the registration statement.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(a)(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement.

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Dimas, State of California, on February 26, 2024.
AMERICAN STATES WATER COMPANY
By:
/s/ Robert J. Sprowls

Name:
Robert J. Sprowls

Title:
President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose individual signature appears below hereby authorizes and appoints Robert J. Sprowls, Eva G. Tang, and Gladys Farrow, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including post-effective amendments, and any registration statement relating to the same offering as this registration statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Robert J. Sprowls Robert J. Sprowls	Director, President and Chief Executive Officer (Principal Executive Officer)	February 26, 2024
/s/ Eva G. Tang Eva G. Tang	Senior Vice President-Finance, Chief Financial Officer, Treasurer and Corporate Secretary(Principal Financial and Accounting Officer)	February 26, 2024
/s/ Anne M. Holloway Anne M. Holloway	Chairman of the Board and Director	February 26, 2024
/s/ Diana M. Bontá Diana M. Bontá	Director	February 26, 2024
/s/ Steven D. Davis Steven D. Davis	Director	February 26, 2024
/s/ Thomas A. Eichelberger Thomas A. Eichelberger	Director	February 26, 2024

Signature	Title	Date
/s/ Roger M. Ervin Roger M. Ervin	Director	February 26, 2024
/s/ John R. Fielder John R. Fielder	Director	February 26, 2024
/s/ Mary Ann Hopkins Mary Ann Hopkins	Director	February 26, 2024
/s/ C. James Levin C. James Levin	Director	February 26, 2024